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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January  28, 1994




                          PURITAN-BENNETT CORPORATION
            (Exact name of registrant as specified in its charter)



     Delaware                      0-3717             44-0399150
(State or other jurisdiction    (Commission          (IRS Employer
    of Incorporation)           File Number)       Identification No.)



9401 Indian Creek Parkway, Overland Park, Kansas    66225-5905
    (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code (913) 661-0444





                                 NONE
         (Former name or former address, if changed since last report)


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 Item 2.  Acquisition or Disposition of Assets.

     On January 28, 1994, the registrant, through a wholly owned foreign subsidiary, purchased all of the outstanding common stock of Societe d'Etude et Fabrication d'Appareillage Medical, a French "Societe Anonyme (S.A.)" ("SEFAM"), a leading European supplier of diagnostic and therapeutic systems used to treat sleep disorders. Registrant's subsidiary paid a total of 74,300,000 French francs (approximately U.S. $12.6 million) in cash and 426,929 restricted shares of registrant's common stock to the shareholders of SEFAM. The purchase price was based on a multiple of SEFAM's sales plus an allowance for products under development. Mr. Pierrick Haan, the principal shareholder of SEFAM, was the only recipient of registrant's stock and will remain as president and a member of the Board of Directors of SEFAM.


     The majority of the funds used for this acquisition were secured by a short term bank loan extended by Commerce Bank of Kansas City, N.A. and Wachovia Bank of Georgia, N.A.


Item 7.   Financial Statements and Exhibits.

(a) and   It is impracticable at this time to provide the financial statements
(b) required by Item 7(a) and (b) of Form 8-K. The required financial statements will be filed by amendment to this Form 8-K as soon as they become available, but in no event later than 60 days after the date upon which this Form 8-K must be filed.

(c)       Exhibits.

          (2) The Stock Purchase Agreement dated December 14, 1993 is attached hereto as Exhibit 2. The schedules and exhibits to the Stock Purchase Agreement have not been filed. The Company agrees to provide the Commission supplementally with a copy of any exhibit or schedule requested by the Commission.

                                       2
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PURITAN-BENNETT CORPORATION
                                     -------------------------------------
                                                 (Registrant)


February 3, 1994                     /s/ Derl Treff
                                     -------------------------------------
                                     Derl Treff, Treasurer



                                       3
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                                 EXHIBIT INDEX

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
                                                              Sequentially
Exhibit                                                        Numbered
Number                              Exhibit                      Page
- -------                             -------                   ------------
  2                       Stock Purchase Agreement                 5
                          dated December 14, 1993.

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